CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

[***] indicates the redacted confidential portions of this exhibit.

NEW YORK, NEW YORK,
December 13, 2024
Decolar.com, Inc. and its affiliates
5201 Blue Lagoon Drive, Suite F927
MIAMI FL 33126
RE: IRREVOCABLE OFFER AMLOA 001/2024
Ref: Amendment to the Lodging Outsourcing Agreement
Dear Sir or Madam,
Reference is hereby made to the Amended and Restated Lodging Outsourcing Agreement dated 15 November 2019 by and among Expedia, Inc., a Washington corporation (“Expedia”, “we”, “us” or “our”), Travel Reservations S.R.L, a Uruguay corporation, Decolar.com, Inc., a Delaware Corporation and each of the subsidiaries of Decolar Parent set forth therein (together “Decolar”) (as amended, supplemented or otherwise modified from time to time, the “LOA Agreement”).
We hereby present you with an offer to amend the LOA Agreement as set forth in Annex A.
This Offer shall terminate at 5:00 p.m. (New York time) on 13 December 2024 (the “Expiration Time”), unless accepted prior thereto.
This Offer shall be deemed unconditionally and irrevocably accepted by Decolar if Decolar sends to Expedia a letter accepting this Offer, issued in accordance with Section 15.9 of the LOA Agreement on or before the Expiration Time. Should this Offer be accepted, the terms and conditions attached as Annex A will be valid and binding.
Sincerely,
Expedia, Inc.
By: /s/ Mindy Rehse
Name: Mindy Rehse
Title: VP, Commercial Partnerships, Americas

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

[***] indicates the redacted confidential portions of this exhibit.
ANNEX A
AMENDMENT TO THE AMENDED AND RESTATED LODGING OUTSOURCING AGREEMENT
This amendment letter (“Letter”) to the LOA Agreement is effective as of the Expiration Time of the Offer (the “Amendment Date”).
The Parties desire to amend the LOA Agreement on the terms of this Letter. In consideration of their continued performance of their respective obligations under the LOA Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the LOA Agreement on the terms set out below.
A.The Parties acknowledge that, as at the date of this Letter: (i) Decolar owes Expedia [***]; (ii) Expedia owes Decolar [***]; and (iii) the Parties have agreed to offset the aforementioned amounts such that Decolar owes Expedia an amount equal to [***] (the “Outstanding Amount”).
B.Expedia hereby agrees that Decolar shall reimburse the Outstanding Amount in the form [***]. For the purposes of this Letter, the [***] shall mean [***].
C.The maximum value of each of the Coupons shall equal to a [***], including applicable Taxes, for [***]. Following the end of the [***], Decolar shall provide to Expedia a list of [***]. For the avoidance of doubt, the Parties agree that should Decolar be unable to [***], Expedia shall be entitled to [***]. The Parties agree that this clause (C) shall survive termination of the LOA Agreement.
D.Decolar agrees that it shall create at least one banner advertisement and one landing page to advertise the [***] to customers. Decolar shall cooperate with Expedia in good faith on the look and feel of the advertisements. Notwithstanding, Decolar shall comply with applicable customer protection laws when designing the banner advertisements and/or landing page pursuant to this Letter.}
E.Expedia agrees that it shall provide [***]. When using the [***], Decolar shall (i) ensure that [***]; (ii) not alter, modify or amend the [***] in any way; and (iii) comply with any usage guidelines Expedia may issue to Decolar in relation to [***]. Notwithstanding the foregoing, Decolar may translate and/or edit the format and design of the [***] in order to adapt them to the language of the customer’s country and to the look and feel of its sales channels.
All capitalized terms, where not defined in this Letter, shall have the meanings set out in the LOA Agreement. All terms and conditions of the LOA Agreement remain in full force and effect, and this Letter in no way amends, alters, modifies, or otherwise changes the terms and/or conditions of the LOA Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

[***] indicates the redacted confidential portions of this exhibit.

December 13, 2024
Messrs.
Expedia, Inc.
1111 Expedia Group Way W.
Seattle, United States of America
RE: IRREVOCABLE OFFER AMLOA 001/2024
Ref: Amendment to the Lodging Outsourcing Agreement –
Acceptance letter
Dear sir or madam,
We hereby accept on behalf Decolar.com, Inc. and its affiliate companies your Irrevocable Offer AMLOA 001/2024 dated as of December 13, 2024.
Sincerely,
Decolar.com, Inc.
By: /s/ Monica Alexandra Soares da Silva
Name: Monica Alexandra Soares da Silva
Title: Secretary of the Board of Directors